UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): August 29, 2014

                                 AMERICANN, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     000-54231                 27-4336843
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
  of incorporation)                                         Identification No.)

                          3200 Brighton Blvd. Unit 114
                                Denver, CO 80216
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          (Address of principal executive offices, including Zip Code)

     Registrant's telephone number, including area code: (303) 862-9000
                                                         ---------------

         (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.  Other Events - Final Payment to Nature's Own Wellness Center

      On August 29, 2014 the Company paid an additional $240,000 to Nature's Own Wellness Centers, a Colorado licensed cannabis grower and dispensary operator. With the payment, the Company has funded a total loan commitment of $1,000,000. The proceeds from the secured loan are being used by Nature's Own to convert an existing 15,000 square foot warehouse into a new cannabis growing and processing facility.

      The loan has a 30-month term, bears interest at 18% annually, and requires monthly payments to the Company. Nature's Own will also pay the Company $300,000 in consulting fees for its cannabis operations over the 30-month period. Over the term of the 30-month loan, the agreement calls for the Company to receive monthly interest and consulting fees totaling in excess of $1,600,000.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2014
                                      AMERICANN, INC.


                                      By:  /s/ Timothy Keogh
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                                          Timothy Keogh, Chief Executive
                                          Officer